UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

PANERA BREAD COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO	63117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-633-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2009, the Compensation and Stock Option Committee of the Board of Directors of Panera Bread Company (the “Company”) approved amendments to the Company’s form of restricted stock agreement under the Company’s 2005 Long-Term Incentive Program (“LTIP”), a sub plan under the Company’s 2006 Stock Incentive Plan (the “Plan”), pursuant to which any dividends paid by the Company with respect to unvested shares of restricted stock shall accrue and be paid, without interest, only if and when such restricted stock vests. In addition, the Company may seek to amend existing restricted stock agreements entered into pursuant to previous grants under the Plan to conform the provisions governing the payment of dividends with respect to previously issued shares of unvested restricted stock to those contained in the amended form of restricted stock agreement for new grants.

The foregoing summary description of the amendments to the Company’s form of restricted stock agreement is qualified in its entirety by the form of restricted stock agreement under the LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement under 2005 Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date: May 28, 2009	By: /s/ Jeffrey W. Kip
Name: Jeffrey W. Kip
Title: Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement under 2005 Long-Term Stock Incentive Plan